Exhibit 99.(h)(11)

AMENDMENT TO

SUB-TRANSFER AGENCY AGREEMENT

This AMENDMENT (the “Amendment”) is made as of the Effective Date below between Boston Trust & Investment Management Company, The Boston Trust & Walden Funds (formerly known as the Coventry Group) (collectively, the “Clients”) and FIS Investor Services LLC, a Delaware limited liability company formerly known as SunGard Investor Services LLC (assignee of Citi Fund  Services Ohio, Inc. (“Citi Fund”) (“FIS”), and is made to the Sub-Transfer Agency Services Agreement, as amended and restated on February 24, 2010, between the Clients and FIS as amended by Amendments dated July 26, 2010, December 21, 2010, August l , 2011, June 28, 2012, October l , 2012, May 20, 2015, and March 29, 2019, and assigned by Citi Fund to FIS on February 13, 2015 (the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.  For the avoidance of any doubt, references in the Agreement to “Citi” shall be deemed references to FIS.

WHEREAS, the Boston Trust & Investment Management Company is a state-chartered bank of the Commonwealth of Massachusetts and serves as Trustee of 3 (three) collective investment funds established pursuant to 12 C.F.R. 9.18 and The Boston Trust & Walden Funds are registered as open-end, management investment company under the Investment Company Act of 1940 (the “1940 Act”), as amended, that consist of 11 separate funds (the “Funds”) offered in various classes (the “Classes”) as of the date hereof;

WHEREAS, FIS performs sub-transfer agency services for the Clients and each investment portfolio of the Clients pursuant to the Agreement;

WHEREAS, FIS and the Clients wish to enter into this Amendment to the Agreement in order to ensure that the Agreement reflects the proper names of the Clients; and FIS and the Clients desire to update Schedule C Funds thereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Clients and FIS hereby agree as follows:

1.                                      Effective Date.

The effective date of this Amendment (the “Effective Date”) shall be September 4, 2019.

2.                                      Client Name Changes.

The Agreement is hereby updated to delete in its entirety and replace “Boston Trust & Investment Management Company” with “Boston Trust Walden Company” and “The Boston Trust & Walden Funds” with “Boston Trust Walden Funds”.

3.                                      Schedule C.

As of the Amendment Effective Date, Schedule C of the Agreement is hereby deleted in its entirety and replaced with the contents of the attached, Schedule C.

4.                                      Miscellaneous.

This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.  Each reference to the Agreement in this Amendment and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Sub-Transfer Agency Agreement to be duly executed on the day and year first above written to become effective on the Effective Date.

Boston Trust & Investment Management Company

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	Managing Director

The Boston Trust & Walden Funds

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	President

FIS Investor Services LLC

By:	/s/ Peggy Poche
Name:	Peggy Poche
Title:	Contract Valuation Manager

SCHEDULE C

FUNDS

1940 Act Funds:

Boston Trust Asset Management Fund

Boston Trust Equity Fund

Boston Trust Midcap Fund

Boston Trust SMID Cap Fund

Boston Trust Small Cap Fund

Walden Balanced Fund

Walden Equity Fund

Walden Midcap Fund

Walden SMID Cap Fund

Walden Small Cap Fund

Walden International Equity Fund

Collective Investment Funds:

Boston Trust Balanced Retirement Fund

Boston Trust Small Cap Retirement Fund

Walden SRI Balanced Fund